POWER OF ATTORNEY
(George H. Cave)


	I hereby appoint Keith D. Jackson, Donald A. Colvin, and Judith A. Boyle, and
each of
them, attorney-in-fact for me, each with full power of substitution, to prepare, execute and deliver
on my behalf reports required to be filed by me pursuant to Section 16 of the
Securities Exchange
Act of 1934, as amended ("Section 16"), and Rule 144 and Rule 145 under the
Securities Act of
1933 (singly or collectively, "Rule 144"), and any and all related documents and instruments.
Among other things, each attorney-in-fact is authorized to file original reports
  (either electronically
or otherwise), signed by me or on my behalf, on Forms 3, 4 and 5, and Form 144 with the
Securities and Exchange Commission, any and all related documents and instruments, and to
provide any necessary copies of such signed forms, documents and instruments to
The NASDAQ
Stock Market and ON Semiconductor Corporation as required by the rules under
Section 16 and
Rule 144 as in effect from time to time.

	This power of attorney is effective from the date hereof until April 15, 2013, unless earlier
revoked or terminated.

/s/ GEORGE H. CAVE
George H. Cave


Dated:	February 17, 2012